Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Mohawk Industries, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-238010 and No. 333-271495) on Form S-3 and (No. 333-219717, No. 333-181363, No. 333-213078 and No. 333-249879) on Form S-8, of our reports dated February 23, 2024, with respect to the consolidated financial statements of Mohawk Industries, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Atlanta, Georgia
February 23, 2024